Black Diamond Expects Record 2012 Sales of Approximately $175.5 Million, up Approximately 20%

- 2013 Sales Expected to Range Between $216 Million and $221 Million, an Increase of 23% to 26% -

- Management Provides Positive Outlook for 2013, Hosts Investor Call Today at 5:00 p.m. ET -

SALT LAKE CITY, Utah – (February 14, 2013) – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a global leading supplier of innovative, high performance, outdoor and action sport equipment as well as aspirational active outdoor lifestyle products, reported preliminary results for the fourth quarter and full year ended December 31, 2012. The Company has also provided its outlook for 2013.

Based on preliminary unaudited information, Black Diamond expects to report fourth quarter 2012 total sales of approximately $48.4 million, up approximately 33% from $36.3 million in the year-ago quarter. The increase was primarily attributed to the contribution of POC Sweden AB (“POC”) and PIEPS Holding GmbH (“PIEPS”) and their respective subsidiaries, which were acquired in the second half of 2012. Total sales were offset by $0.4 million of inventory repurchased and not recognized as revenue from Gregory Mountain Products’ Japanese distributor, Kabushiki Kaisha A&F (“A&F”), as part of the A&F distribution agreement.

For the year ended December 31, 2012, Black Diamond expects to report total sales of approximately $175.5 million, up approximately 20% from $145.8 million in 2011. The growth in sales was supported by the introduction of new and innovative products, as well as the addition of POC and PIEPS. Total sales were offset by $1.0 million of inventory repurchased as part of the previously mentioned A&F distribution agreement.

Gross margin in the fourth quarter of 2012 is expected to be around 36.0% compared to 39.2% in the year-ago quarter. Gross margin in the fourth quarter of 2012 includes approximately $1.2 million (or 2.5% of expected total sales) for inventory fair value of purchase accounting adjustments related to the acquisitions of POC and PIEPS. In connection with the Company’s conference call announcing actual results for the fourth quarter and full year 2012, the Company expects to present a reconciliation table of adjusted gross margin excluding these purchase accounting adjustments from its fourth quarter of 2012 financial results, and anticipates adjusted gross margin to experience a small decline from the year-ago quarter, primarily due to a higher level of discount activity in response to a challenging start to the 2012 winter season.

Gross margin for the full year of 2012 is expected to be around 38.0% compared to 38.7% in 2011. Gross margin in 2012 includes approximately $2.3 million (or 1.3% of expected total sales) for the previously mentioned purchase accounting adjustments. In connection with the Company’s conference call announcing actual results for the fourth quarter and full year 2012, the Company expects to present a reconciliation table of adjusted gross margin excluding these purchase accounting adjustments from its full year 2012 financial results, and anticipates adjusted gross margin will reflect an improvement from 2011 primarily attributed to the shift in mix toward higher margin products as well as the inclusion of both POC and PIEPS.

“2012 was a milestone year for Black Diamond as we initiated our acquisition strategy, successfully introduced our new apparel line to the trade and assumed greater control over our manufacturing and distribution,” said Peter Metcalf, president and CEO of Black Diamond. “While we achieved record sales, they were affected by the mild winter weather in North America during the holiday shopping season, adding to existing economic uncertainties in both the U.S. and Europe that made for a more cautious consumer.

“Despite these macro headwinds, Black Diamond gained market share in a majority of our product categories, which reflects the proactive investments we’ve been making in our infrastructure and professional talent. Towards the end of 2012, the North American winter returned to more typical conditions, and similarly, the consumer has returned to purchase more of our seasonal products. Meanwhile, our early spring 2013 bookings have been strong.

“In 2013,” concluded Metcalf, “we will continue to invest in our strategic growth initiatives. This includes the next two seasonal launches of our apparel line and further development of our new ski manufacturing facility. These initiatives, among others, are designed to support substantially greater revenue, which we believe will increase our operating leverage and accelerate earnings in the coming years. As one of the most respected and leading outdoor equipment companies in the world, we remain on track to achieve our long-term growth targets.”

Management will provide complete fourth quarter and full year 2012 results in a press release and conference call, which will be announced at a later date.

2013 Outlook

Black Diamond expects fiscal year 2013 sales to range between $216 million to $221 million, which would represent an increase of approximately 23% to 26% from the expected 2012 sales. The Company also expects gross margin in fiscal year 2013 to range between 40.0% and 41.0%.

Conference Call

Black Diamond will hold a conference call today at 5:00 p.m. Eastern time to discuss its preliminary 2012 results and 2013 outlook.

The Company’s President and CEO Peter Metcalf and CFO Robert Peay will host the conference call, followed by a question and answer period.

Date: Thursday, February 14, 2013

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Dial-In Number: 1-877-941-4774

International: 1-480-629-9760

Conference ID#: 4592158

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=103214 and via the investor relations section at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through February 28, 2013.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay #: 4592158

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in the design, manufacturing and marketing of innovative active outdoor performance products for climbing, mountaineering, backpacking, skiing, cycling and other outdoor recreation activities for a wide range of year-round use. The Company's principal brands, Black Diamond®, Gregory™, POC™ and PIEPS™, are iconic in the active outdoor industry and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, slopes, crags, roads and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. The Company's products are sold by leading specialty retailers in the U.S. and 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, www.gregorypacks.com, www.pocsports.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measure: adjusted gross margin. The Company believes that presentation of certain non-GAAP measures, i.e.: adjusted gross margin, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. The Company defines adjusted gross margin to mean gross margin plus the impacts related to the sale of inventory that was recorded at fair value in purchase accounting. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measure is comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy; the Company's ability to successfully integrate and grow acquisitions; the Company's exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

Chief Executive Officer

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

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